EXHIBIT 99.1

Wilhelmina International, Inc. Reports Results for Third Quarter 2017

Third Quarter Financial Results

  Revenues for the three months ended September 30, 2017 were $18.7 million, a decrease of 10.5% compared to the same period prior year.
  Operating income was $138 thousand for the three months ended September 30, 2017, a decrease of 78.8% compared to the same period of the prior year.
  Net income was $26 thousand for the three months ended September 30, 2017, compared to net income of $0.2 million in the same period of 2016.
  EBITDA decreased 51.0% to $0.4 million for the three months ended September 30, 2017 compared to $0.7 million in the same period of 2016.
  Pre-Corporate EBITDA decreased by 26.8% to $0.8 million for the three months ended September 30, 2017 as compared to $1.0 million in the same periods of the prior year.

(in thousands)	Q3 17	Q3 16	YOY Change	Q3 17 YTD	Q3 16 YTD	YOY Change
Total Revenues	$18,718	$20,908	(10.5%)	$56,154	$64,594	(13.1%)
Operating Income	138	650	(78.8%)	312	1,718	(81.8%)
Income Before Provision for Taxes	87	605	(85.6%)	130	1,686	(92.3%)
Net (Loss) Income	26	227	(88.5%)	(17)	680	(102.5%)
EBITDA*	350	715	(51.0%)	890	2,002	(55.5%)
Adjusted EBITDA*	515	834	(38.2%)	1,396	2,988	(53.3%)
Pre-Corporate EBITDA*	751	1,026	(26.8%)	2,213	3,756	(41.1%)
*Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

DALLAS, Nov. 09, 2017 (GLOBE NEWSWIRE) --  Wilhelmina International, Inc. (Nasdaq:WHLM) ("Wilhelmina" or the "Company") today reported revenues of $18.7 million and net income of $26 thousand for the three months ended September 30, 2017, as well as revenues of $56.2 million and net loss of $17 thousand for the first nine months of 2017. The decreases in revenues when compared to the same periods of the prior year were primarily due to a decrease in core model bookings, which was partially offset by an increase in core model bookings in the London office, bookings from the Aperture division and bookings from the Celebrity division. Decreased operating income was primarily the result of decreases in service revenues outpacing reductions in operating expenses. As a result, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA also decreased during the third quarter and first nine months of 2017 compared to the same periods prior year.

Mark Schwarz, Executive Chairman of Wilhelmina, said, “The third quarter saw a continuation of the trend experienced in the prior two quarters.  Tremendous shifts occurring in the retail and advertising industries are impacting many of our customers, creating uncertainty and challenges which have been reflected in our results.  Despite the decline in revenue, we did realize some margin improvement in the quarter and continue to increase the depth of model and celebrity talent available to meet the needs of our clients.”

William Wackermann, Chief Executive Officer of Wilhelmina, said, “During the third quarter of 2017, more of Wilhelmina’s models were selected to appear in this year’s Victoria Secret fashion show and Sports Illustrated swimsuit issue than in any previous year.  Despite what continues to be a challenging environment for many of our fashion and beauty industry clients, we are working hard to best position Wilhelmina going forward.”

Financial Results

Net income for the three months ended September 30, 2017 was $26 thousand, and net loss of $17 thousand for the first nine months of 2017, or $0.00 and $0.00 per fully diluted share, compared to net income of $0.2 million and $0.7 million, or $0.04 and $0.12 per fully diluted share, for the three and nine months ended September 30, 2016.

Pre-Corporate EBITDA was $0.8 million and $2.2 million for the three and nine months ended September 30, 2017, compared to $1.0 million and $3.8 million for the three and nine months ended September 30, 2016.

The following table reconciles reported net income under generally accepted accounting principles to EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three and nine months ended September 30, 2017 and 2016.

(in thousands)	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net (loss) income	$26	$227	$(17)	$680
Interest expense	31	21	88	21
Income tax expense	61	378	147	1,006
Amortization and depreciation	232	89	672	295
EBITDA	$350	$715	$890	$2,002
Foreign exchange loss (gain)	18	(1)	54	(8)
Loss (gain) from unconsolidated affiliate	2	(5)	40	(11)
Share-based payment expense	145	95	412	253
Certain non-recurring items	-	30	-	752
Adjusted EBITDA	$515	$834	$1,396	$2,988
Corporate overhead	236	192	817	768
Pre-Corporate EBITDA	$751	$1,026	$2,213	$3,756

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three and nine months ended September 30, 2017, when compared to the three and nine months ended September 30, 2016, were primarily the result of the following:

  Revenues net of model costs decreased for the three and nine months ended in September 30, 2017 by 9.4% and 12.9% primarily due to a decrease in core model bookings during the first nine months of 2017;

  Salaries and service costs decreased by 7.0% and 8.5% for the three and nine months ended in September 30, 2017, primarily due to severance paid to the Company’s former Chief Executive Officer and other employees in the first nine months of 2016, changes in personnel to better align the number of employees at each Wilhelmina office with the needs of each geographic region, and more effective management of travel, meals and entertainment expenses during the first nine months of 2017;

  Office and general expenses increased 1.4% for the three months ended in September 30, 2017, primarily due to costs associated with the Company’s 50th anniversary in 2017 and higher bad debt expense. For the nine months ended in September 30, 2017, office and general expenses decreased 10.2% primarily due to expenses incurred during the first nine months of 2016 for executive recruitment and non-income taxes;

  Amortization and depreciation expense increased by 160.7% and 127.8% for the three and nine months ended in September 30, 2017, primarily due to the Company’s new accounting and reporting software being put in service during the fourth quarter of 2016; and

  Corporate overhead expenses increased by 22.9% and 6.4% for the three and nine months ended in September 30, 2017, primarily due to increases in professional service fees and an increase in corporate travel costs.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	(Unaudited)
	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$2,640	$5,688
Accounts receivable, net of allowance for doubtful accounts of $2,158 and $1,646, respectively	16,543	16,947
Prepaid expenses and other current assets	287	847
Total current assets	19,470	23,482

Property and equipment, net of accumulated depreciation of $2,134 and $1,525, respectively	3,197	3,206
Trademarks and trade names with indefinite lives	8,467	8,467
Other intangibles with finite lives, net of accumulated amortization of $8,589 and $8,527, respectively	147	210
Goodwill	13,192	13,192
Other assets	115	164

TOTAL ASSETS	$44,588	$48,721

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,916	$4,781
Due to models	10,975	14,217
Contingent consideration to seller - current	-	97
Term loan - current	519	502
Total current liabilities	15,410	19,597

Long term liabilities:
Deferred income tax liability	1,532	1,567
Term loan - non-current	1,756	2,147
Total long-term liabilities	3,288	3,714

Total liabilities	18,698	23,311

Shareholders’ equity:
Common stock, $0.01 par value, 9,000,000 and 12,500,000 shares authorized; 6,472,038 shares
issued at September 30, 2017 and December 31, 2016	65	65
Treasury stock, 1,090,370 at September 30, 2017 and December 31, 2016, at cost	(4,893)	(4,893)
Additional paid-in capital	87,748	87,336
Accumulated deficit	(57,065)	(57,048)
Accumulated other comprehensive income (loss)	35	(50)
Total shareholders’ equity	25,890	25,410

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$44,588	$48,721

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the Three and Nine Months Ended September 30, 2017 and 2016
(In thousands, except per share data)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Revenues	$18,712	$20,880	$56,120	$64,512
License fees and other income	6	28	34	82
Total revenues	18,718	20,908	56,154	64,594

Model costs	13,265	14,888	39,910	45,952

Revenues net of model costs	5,453	6,020	16,244	18,642

Operating expenses:
Salaries and service costs	3,447	3,708	10,611	11,594
Office and general expenses	1,400	1,381	3,832	4,267
Amortization and depreciation	232	89	672	295
Corporate overhead	236	192	817	768
Total operating expenses	5,315	5,370	15,932	16,924
Operating income	138	650	312	1,718

Other income (expense):
Foreign exchange gain (loss)	(18)	1	(54)	8
Gain (loss) from unconsolidated affiliate	(2)	5	(40)	11
Interest expense	(31)	(21)	(88)	(21)
Revaluation of contingent liability	-	(30)	-	(30)
Total other income (expense)	(51)	(45)	(182)	(32)

Income before provision for income taxes	87	605	130	1,686

Provision for income taxes: (expense) benefit
Current	(57)	(281)	(182)	(648)
Deferred	(4)	(97)	35	(358)
Income tax (expense)	(61)	(378)	(147)	(1,006)

Net income (loss)	$26	$227	$(17)	$680

Other comprehensive income (expense):
Foreign currency translation income (expense)	20	(12)	85	(50)
Total comprehensive income	46	215	68	630

Basic net income (loss) per common share	$0.00	$0.04	$0.00	$0.12
Diluted net income (loss) per common share	$0.00	$0.04	$0.00	$0.12

Weighted average common shares outstanding-basic	5,382	5,586	5,382	5,716
Weighted average common shares outstanding-diluted	5,382	5,637	5,382	5,768

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
For the Nine Months Ended September 30, 2017 and 2016
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income:	$(17)	$680
Adjustments to reconcile net income to net cash used in operating activities:
Amortization and depreciation	672	295
Share based payment expense	412	253
Deferred income taxes	(35)	358
Contingent liability to seller	(97)	30
Bad debt expense	128	40
Changes in operating assets and liabilities:
Accounts receivable	276	(4,832)
Prepaid expenses and other current assets	560	(199)
Other assets	49	108
Due to models	(3,242)	2,585
Accounts payable and accrued liabilities	(865)	1,017
Net cash (used in) provided by operating activities	(2,159)	335

Cash flows from investing activities:
Purchases of property and equipment	(600)	(1,118)
Net cash used in investing activities	(600)	(1,118)

Cash flows from financing activities:
Purchases of treasury stock	-	(2,775)
Proceeds from term loan	-	2,730
Repayment of term loan	(374)	-
Net cash used in financing activities	(374)	(45)

Foreign currency effect on cash flows:	85	(50)

Net change in cash and cash equivalents:	(3,048)	(878)
Cash and cash equivalents, beginning of period	5,688	4,556
Cash and cash equivalents, end of period	$2,640	$3,678

Supplemental disclosures of cash flow information:
Cash paid for interest	$74	$21
Cash refund of income taxes	$87	$320

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense.  The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss plus gain/loss from unconsolidated affiliate plus share-based payment expense and certain significant non-recurring items that the Company may include from time to time. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director and executive officer compensation, legal, audit and professional fees, corporate office rent and travel.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-Q Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-Q for the third quarter ended September 30, 2017 filed with the Securities and Exchange Commission on November 9, 2017.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, no person should not place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, and its other subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina is publicly traded on Nasdaq under the symbol WHLM.  Wilhelmina is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami, London and Chicago. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT:
Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com